UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) July 23, 2002


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.
of incorporation)



1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044


1960 Bronson Road, Fairfield, Connecticut         06430

(Former name or former address, if changed since last report)



Item 5.  Other Events and Regulation FD Disclosure.

     Effective July 23, 2002, Competitive Technologies, Inc.
(CTT) agreed with the University of Illinois, CTT's client, that the University of Illinois would take the lead in the patent infringement litigation against Fujitsu currently before the U.S. District Court for the Northern District of California. The University of Illinois will also assume the cost of new lead counsel, Irell & Manella. Before this agreement, CTT bore the entire costs of lead counsel fees in this litigation. CTT will withdraw as co-plaintiff from this litigation but retains an economic interest in its potential favorable outcome.

     (See paragraphs 1, 2 and 4 of Note 6 to CTT's Condensed Financial Statements and Management's Discussion and Analysis in its report on Form 10-Q for the quarterly period ended April 30, 2002, for further information related to this litigation.)



Item 7.  Financial Statements and Exhibits.

  (c)  Exhibits.                                           Page


       99.1 Registrant's press release dated July 25,
               2002                                          3-4

                           Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  July 25, 2002                    S/ Frank R. McPike, Jr.
                                   By:  Frank R. McPike, Jr.
                                        Executive Vice President,
                                        Chief Financial Officer and
                                        Authorized Signer